UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018

HEALTHIER CHOICES MANAGEMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3800 N. 28th Way, #1

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective as of December 14, 2018, a wholly-owned subsidiary (the “Paradise Buyer”) of Healthier Choices Management Corp. (the “Company”) closed on its acquisition of substantially all of the assets of Paradise Health Foods, Inc. (“Paradise”), which owned and operated health and nutrition stores in Melbourne, Florida and Palm Bay, Florida.  In addition, the Paradise Buyer assumed certain leasehold obligations and entered into a short-term transition agreement with the sole stockholder of Paradise.  The cash purchase price to acquire the assets and business of Paradise was approximately $2.09 million.  Contemporaneous with the Paradise closing, Healthy U Wholesale, Inc., a wholly-owned subsidiary of the Company (the “TVS Buyer”), entered into, and closed, a Membership Interest Purchase Agreement to acquire 100% of the equity interests in The Vitamin Store, LLC (“TVS”).  TVS operates an online vitamin, supplement, and health-related products business at www.thevitaminstore.com.  The cash purchase price to acquire TVS was approximately $873,400. The Asset Purchase Agreement for the Paradise transaction was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 21, 2018 and the Membership Interest Purchase Agreement has been included as Exhibit 2.2 hereto.

There is no material relationship between either Paradise Buyer or TVS Buyer, on the one hand, and Paradise or the former owners of TVS, other than in respect of the respective purchase agreements to acquire the assets and business of Paradise and the 100% ownership interest in TVS.

The Company will file by amendment to this Current Report on Form 8-K with the SEC the financial statements and pro forma financial information required to be filed pursuant to Rule 3-05 of Regulation S-X and Article 11 of Regulation S-X not later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The issuer intends to file the financial statements relating to the acquisition described in Item 2.01 above under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The issuer intends to file pro forma financial information relating to the acquisition described in Item 2.01 above under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated November 19, 2018, by and among the Company and Paradise Health Foods, Inc. (the exhibits and schedules to Exhibit 2.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of all omitted exhibits and schedules.) (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 21, 2018)

2.2	Membership Interest Purchase Agreement, dated December 14, 2018, by and among Healthy U Wholesale, Inc. and the Sellers named therein (the exhibits ad schedules to Exhibit 2.2 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of all omitted exhibits and schedules.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHIER CHOICES MANAGEMENT CORP.

Date: December 21, 2018	By:	/s/ Jeffrey Holman
Jeffrey Holman, Chief Executive Officer

Exhibit Index

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated November 19, 2018, by and among the Company and Paradise Health Foods, Inc. (the exhibits and schedules to Exhibit 2.1 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of all omitted exhibits and schedules) (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 21, 2018)

2.2	Membership Interest Purchase Agreement, dated December 14, 2018, by and among Healthy U Wholesale, Inc. and the Sellers named therein (the exhibits ad schedules to Exhibit 2.2 have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of all omitted exhibits and schedules.)

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